                                                                  Rule 424(b)(3)
                                                                      333-112274

            Addendum to Prospectus Supplement dated February 27, 2004

                                                          Dated: January 1, 2005

                                 STATE 0F ISRAEL
                                   $30,000,000
                                 MAZEL TOV BONDS

                             -----------------------

     The interest rate on each Mazel Tov Bond purchased during the sales period commencing on January 1, 2005 and terminating on June 30, 2005 is 4.23%. The purchase price for each Mazel Tov Bond is $100, and each bond will mature five years after its issue date. The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $123.

     To ensure purchase of a Bond at such interest rate, the purchase price and all supporting documentation must be received by Development Corporation for Israel by, June 24, 2005.